Exhibit 99.1

Share purchase agreement made in-between L HOOi B NG NRIC No. 610208 02-5353), M Alysia ci 1z n o II an hav1n a principal addre sat 32 A A AW N K CIL 7, A, A O 1 20 KUA U U M,.,YSIA ( Venda ;A D I. L E Pl G WEI (NRIC No. 8910 5 0 -6163), a Mal ysi ci zen o pr1nc1pal addre s at 4 ORONG AL A JAYA 31, TA A L ERTAJAM PULAU Pl A G ( Purchaser'). full a e nd ha ng 00,8 IT WhereasA GRAPHJET ECHNO OGY, a Cayman Island incorpora ed company having s nncipal e ecutive office at Lot 3895 Lorong 6D, Kampung Baru Subang, Se sy U6, 0 50 Shah Alam Selangor, Malaysia ('Company ).(A) The Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed o purchase from the Vendor, the legal and beneficial ownership of the Sale Shares (a defined herein), representing the entire equity in erest in the Com a y, for t e Consideration (as defined herein) upon the terms and conditions hereina e ou i this Agreement OW IT IS HEREBY AGREED as follows·1. DE INITIONS A D INTERPRETATIO.1 De nit"onIn his Agreement the following ords and expressions have the follow1ng meani g • un ess they are 1ncons1stent with the context:-• Comp e ion Date means the date on completion of the sale of shares a es place in accordance with Clause 3 herein'Sale S ares' means the 17.825,263 ordinary shares held by he Vendor the Company

2. AGREEMENT TO SELL AND PURCHASE 2 1 Subject to the terms and conditions of this Agreement, the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Sale Shares free from a\\ charges. liens. pledges, trust and other encumbrances and with all rights. benefits and entitlements now or thereafter attaching thereto, for the consideration herein stated 2.2 Upon execution of this Agreement, the Vendor shall deliver to the Vendor the Documents to hold pending completion of this Agreement3. PURCHASE CONSIDERATION3.1 The consideration for the sale and purchase of the Sale Shares herein is the Purchase Cons1derat1on. The Purchase Consideration shall be paid or satisfied by the Purchaser paying the Vendor RM8,000 only within 3 days from the transfer of the Sale Shares to the Purchaser.3. COMPLETION 3.1 The Vendor and the Purchaser shall work together so as to within 30 days from the execution of this Agreement, cause the Sale Shares to be transferred to the Purchaser4. DEFAULT4.1 In the event that any of the parties hereto shall make default in the performance of its obligations and covenants herein, the other party shall be entitled to the remedy of specific performance against the defaulting party.4.2 The Vendor shall be entitled to rescind this Agreement by giving notice of termination in writing to the Purchaser and the Deposit shall be forfeited by the Vendor as agreed liquidated damages, if prior to and including the Completion Date any of the Warranties on the part of the Purchaser is not or was not true or if there is any material breach or non fulfilment of any of the Warranties and Undertakings on the part of the Purchaser which (being capable of remedy) is not remedied prior to the Completion Date or the Purchaser fails to pay the Balance Purchase Consideration in accordance with the tenns of this Agreement Upon such forfeiture and determination, this Agreement shall become null and void without prejudice to the rights of the parties in respect of any antecedent breach5. NO ASSIGNMENT TO THIRD PARTIES This Agreement and all rights and obligations hereunder are personal to the parties hereto and each party hereto shall not assign or attempt to assign any such rights or obligations to any third party without the prior written consent of the other party hereto.

6. NOTICE Notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been validly given to either party if delivered to or sent by registered post to its address above stated or ,ts last known registered office or place of business or the address herein stated and if so given shall be deemed to be received when delivered (1f delivered by hand) or on the third day after despatch (1f despatched by mail) 7. FURTHER DEEDS AND ACTS A\\ the parties hereto shall execute and do and procure all other persons or companies if necessary, to execute and do all such further deeds, assurance, acts and things as may be reasonably required so that full effect may be given to the terms and cond1t1ons of this Agreement 8. COSTS The costs of and incidental to this Agreement and the stamp fees for the transfer shall be borne and paid by the Purchaser. Each party shall bear its own sollc1torsc' osts. 9. ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties pertaining to this subject matter and supercedes all prior agreements and understandings of the parties in connection thereto. 10. GOVERNING LAW This Agreement is governed by and shall be construed in accordance with the laws of Malaysia and each party hereby irrevocably submits to the jurisdiction of the courts of Malaysia. 11. TIME Time wherever mentioned herein shall be of essence in this Agreement. 12. BINDING EFFECT This Agreement shall be binding upon the respective heirs, personal representatives, permitted assigns and successors in title of the Vendor and the Purchaserherein. 13. COUNTERPARTS This Agreement may be executed in two or more counterparts. each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above 'vvritten. VENDOR The execution of this Agreement by L\M HOOi BENG {NR\C No. 610208-02-5353), \n the presence of -------------------------------------- Name NR\C No. ) ) I ) I - -------- �--- -ua 01Beng IC No. 610208-02-5353 PURCHASER The execution of this Agreement by ) LEE PING WEI ) (NRIC No. 891015-01-6163) ) \n the presence of • � ame: NRIC No: Name: Lee Ping Wei NRIC No. 891015-01-6163